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                                                                   Exhibit 10.43

[COMERICA LOGO]

                      MODIFICATION TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

        This Modification to Amended and Restated Loan And Security Agreement (this "Modification") is entered into by and between PHARMCHEM, INC, a Delaware corporation ("Borrower") and COMERICA BANK-CALIFORNIA, a California banking corporation ("Bank") as of this 18th day of July, 2001:

                                    RECITALS

        A. Bank and PharmChem Laboratories, Inc. ("Laboratories"), predecessor-in-interest to Borrower did previously enter into that certain Amended And Restated Loan And Security Agreement dated as of May 15, 2000 (originally dated as of May 25, 2000 and revised thereafter to be effective as of May 15, 2000) (the "Agreement").

        B. Thereafter, pursuant to that certain Assumption Agreement made as of July 27, 2000 between Borrower and Bank, Borrower, as Assignee, assumed all of the Obligations of Laboratories under the Loan Documents (as defined below).

        C. The Agreement was subsequently amended pursuant to that certain Modification to Loan & Security Agreement by and between Borrower and Bank dated as of September 7, 2000, and concurrently therewith Bank did make available to Borrower additional credit accommodations as such are evidenced by that certain Variable Rate-Installment Note in the original principal amount of One Million, Six Hundred Seventy-Three Thousand Eight Hundred Dollars ($1,673,800), (the "Term Note"). Subsequently thereafter the Agreement was further amended pursuant to that certain Modification to Amended and Restated Loan and Security Agreement dated as of May 25, 2001 (collectively, the "Modifications").

        D. Thereafter, on or about April 17, 2001, Bank did make additional credit accommodations available to Borrower as such are evidenced by that certain Master Revolving Note dated April 17, 2001 in the original principal amount of Six Hundred Thousand Dollars ($600,000), (the "Master Note"). The Term Note and the Master Note are each subject to various terms and provisions of the Agreement.

        E. The Agreement as previously modified and as modified herein, together with the Assumption Agreement, the Term Note, the Master Note and all other documents and instruments executed in connection with the Agreement, are hereinafter referred to collectively as the "Loan Documents."

        F. Borrower has requested, and Bank has agreed to further amend the terms of the Agreement, all as more specifically set forth hereinbelow.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Incorporation by Reference. The foregoing recitals of facts and understandings of the parties, and the Agreement as modified hereby, are incorporated herein by this reference. All initially


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capitalized terms used in this Modification not otherwise defined shall have the meaning given in the Agreement.

2. Modification of Agreement. Subject to the conditions precedent set forth in
Section 3 below, the Agreement is hereby amended as follows:

        Section 2 is hereby amended by deleting therefrom Section 2.1.1 (a) to its entirety and replacing it with the following:

        "2.1.1 Revolving Advances:

            (a) Subject to and upon the terms and conditions of this Agreement, Borrower may request, and Bank agrees to make, Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less, provided however, that Bank, in its sole discretion may permit advances in an aggregate amount not to exceed Six Hundred Thousand Dollars ($600,00) regardless of the Borrowing Base, provided that such advances shall only be available hereunder for the period commencing with the date hereof and ending August 20, 2001. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable.

        If at any time the outstanding Advances under this Section 2.1.1 exceed the lesser of the Borrower Base or the Committed Revolving Line, Borrower shall immediately pay Bank, in cash, the amount of such excess.

3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions set forth in the Agreement and the Loan Documents shall remain in full force and effect.

4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

5. Counterparts. This Modification may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.


        IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

"BORROWER"                                  "BANK"

PHARMCHEM, INC.                             COMERICA BANK-CALIFORNIA


By:                                         By:
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                                                        James L. Weber

Title:                                      Title: Vice President
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